Exhibit 99.1

United Airlines Reports

Third-Quarter 2016 Performance

Diluted EPS of $3.01; $3.11 excluding special items

Best third-quarter and year-to-date on-time performance in company history

CHICAGO, Oct. 17, 2016 – United Airlines (UAL) today announced its third-quarter 2016 financial results.

•	UAL reported third-quarter net income of $965 million, diluted earnings per share of $3.01, pre-tax earnings of $1.5 billion and pre-tax margin of 15.2 percent.

•	Excluding special items, UAL reported third-quarter net income of $997 million, diluted earnings per share of $3.11, pre-tax earnings of $1.6 billion and pre-tax margin of 15.7 percent.

•	Flight attendants ratified a joint contract and the company reached a tentative agreement with technicians and related employees for a joint contract.

“We delivered another very good quarter, demonstrating the progress United continues to make at improving our customer experience, which included our best third quarter on-time performance in company history,” said Oscar Munoz, chief executive officer of United Airlines. “As we execute our strategy to build the world’s best airline, we will remain intensely focused on engaging our employees, running a great operation and improving our financial performance.”

Third-Quarter Revenue

For the third quarter of 2016, total revenue was $9.9 billion, a decrease of 3.8 percent year-over-year. Third-quarter 2016 consolidated passenger revenue per available seat mile (PRASM) decreased 5.8 percent and consolidated yield decreased 5.7 percent compared to the third quarter of 2015. The decline in PRASM continues to be driven by factors including a strong U.S. dollar, lower surcharges, reductions from energy-related corporate travel, and declining yields.

Third-Quarter Costs

Total operating expense including special charges was $8.3 billion in the third quarter, down 1.4 percent year-over-year. Excluding special charges, total operating expense was $8.2 billion, a 1.0 percent improvement year-over-year. Consolidated unit cost (CASM) including special charges, third-party business

United Airlines Reports Third-Quarter 2016 Performance

expenses, fuel and profit sharing decreased 3.3 percent compared to the third quarter of 2015 due mainly to lower oil prices. Consolidated CASM, excluding special charges, third-party business expenses, fuel and profit sharing, increased 3.4 percent year-over-year driven largely by the impact of recently ratified labor agreements.

Liquidity and Capital Allocation

In the third quarter, UAL generated $1.1 billion in operating cash flow and ended the quarter with $6.2 billion in unrestricted liquidity, including $1.35 billion of undrawn commitments under its revolving credit facility. The company continued to invest in its business through capital expenditures of $689 million in the third quarter. Including assets acquired through the issuance of debt and airport construction financing and excluding fully reimbursable projects, the company invested $679 million in adjusted capital expenditures during the third quarter. Free cash flow, measured as operating cash flow less adjusted capital expenditures, was $459 million in the third quarter and $2.6 billion year-to-date.

For the 12 months ended Sept. 30, 2016, the company’s return on invested capital was 19.6 percent.

In the quarter, UAL purchased $255 million of its common shares, representing 1.5 percent of shares outstanding. Since the initial repurchase announcement in July 2014, the company has purchased $4.0 billion of its common shares, representing approximately 20 percent of shares outstanding. As of Sept. 30, 2016, the company had $2.0 billion remaining to purchase shares under its existing share repurchase authority.

For more information on UAL’s fourth-quarter 2016 guidance, please visit ir.united.com for the company’s investor update.

Third-Quarter Highlights

Operations and Employees

•	Flight attendants ratified a joint contract covering 25,000 employees.

•	Reached a tentative agreement with technicians and related employees for a joint contract.

•	Achieved best September, third-quarter and year-to-date on-time performance in company history.

•	Employees earned cash-incentive payments of approximately $30 million for achieving operational performance goals in the quarter, marking ten straight months of bonus payouts.

•	Solidified the company’s executive leadership, bringing significant experience and expertise to the team.

Network, Fleet and Customer Experience

•	Raised $920 million in financing through an enhanced equipment trust certificate transaction at a blended interest rate of 2.94 percent.

•	Launched new international routes between San Francisco and Auckland, New Zealand; and between San Francisco and Hangzhou, China.

•	Announced the launch of service to Havana, Cuba from the company’s Newark and Houston hubs.

United Airlines Reports Third-Quarter 2016 Performance

•	Flew approximately 1,500 athletes, coaches and Team USA staff to the 2016 Rio Olympic and Paralympic Games as the company celebrated more than 35 years partnering with Team USA.

•	Took delivery of four new Boeing 737NG aircraft and one used Airbus A319 aircraft.

•	In the third quarter, United’s industry-leading mobile app surpassed more than 24 million downloads and 1 million visits per day.

About United

United Airlines and United Express operate more than 4,500 flights a day to 339 airports across five continents. In 2015, United and United Express operated more than 1.5 million flights carrying more than 140 million customers. United is proud to have the world’s most comprehensive route network, including U.S. mainland hubs in Chicago, Denver, Houston, Los Angeles, New York/Newark, San Francisco and Washington, D.C. United operates more than 720 mainline aircraft, and this year, the airline anticipates taking delivery of 21 new Boeing aircraft, including 737NGs, 787s and 777s, as well as six used Airbus A319 aircraft. The airline is a founding member of Star Alliance, which provides service to 192 countries via 28 member airlines. For more information, visit united.com, follow @United on Twitter or connect on Facebook. The common stock of United’s parent, United Continental Holdings, Inc., is traded on the NYSE under the symbol UAL.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans and revenue-generating initiatives, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); economic and political instability and other risks of doing business globally our ability to cost-effectively hedge against increases in the price of aircraft fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; disruptions to our regional network the costs and availability of aviation and other insurance; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements and environmental regulations); the impact of regulatory, investigative and legal proceedings and legal compliance risks; the impact of any management changes; labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties set forth under Part 1, Item 1A., Risk Factors, of UAL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission.

United Airlines Reports Third-Quarter 2016 Performance

-tables attached-

United Airlines Reports Third-Quarter 2016 Performance

UNITED CONTINENTAL HOLDINGS, INC.

STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015

	Three Months Ended September 30,		% Increase/ (Decrease)	Nine Months Ended September 30,		% Increase/ (Decrease)
(In millions, except per share data)	2016	2015		2016	2015
Operating revenue:
Passenger: (A)
Mainline	$7,017	$7,254	(3.3)	$19,119	$20,153	(5.1)
Regional	1,586	1,706	(7.0)	4,577	4,903	(6.6)

Total passenger revenue	8,603	8,960	(4.0)	23,696	25,056	(5.4)
Cargo	224	235	(4.7)	626	706	(11.3)
Other operating revenue	1,086	1,111	(2.3)	3,182	3,066	3.8

Total operating revenue	9,913	10,306	(3.8)	27,504	28,828	(4.6)

Operating expense:
Salaries and related costs	2,625	2,534	3.6	7,707	7,289	5.7
Aircraft fuel (B)	1,603	1,934	(17.1)	4,258	5,904	(27.9)
Regional capacity purchase	572	572	—	1,645	1,725	(4.6)
Landing fees and other rent	546	551	(0.9)	1,612	1,647	(2.1)
Depreciation and amortization	503	469	7.2	1,473	1,343	9.7
Aircraft maintenance materials and outside repairs	451	424	6.4	1,301	1,252	3.9
Distribution expenses	345	366	(5.7)	987	1,026	(3.8)
Aircraft rent	168	185	(9.2)	521	580	(10.2)
Special charges (C)	45	76	NM	669	195	NM
Other operating expenses	1,431	1,296	10.4	3,998	3,782	5.7

Total operating expense	8,289	8,407	(1.4)	24,171	24,743	(2.3)

Operating income	1,624	1,899	(14.5)	3,333	4,085	(18.4)

Nonoperating income (expense):
Interest expense	(150)	(164)	(8.5)	(466)	(504)	(7.5)
Interest capitalized	20	13	53.8	48	38	26.3
Interest income	14	5	180.0	31	16	93.8
Miscellaneous, net (C)	2	(147)	NM	(11)	(321)	(96.6)

Total nonoperating expense	(114)	(293)	(61.1)	(398)	(771)	(48.4)

Income before income taxes	1,510	1,606	(6.0)	2,935	3,314	(11.4)
Income tax expense (benefit) (D)	545	(3,210)	NM	1,069	(3,203)	NM

Net income	$965	$4,816	(80.0)	$1,866	$6,517	(71.4)

Earnings per share, diluted	$3.01	$12.82	(76.5)	$5.57	$17.15	(67.5)

Weighted average shares, diluted	321	376	(14.6)	335	380	(11.8)

Pre-tax margin	15.2%	15.6%	(0.4) pts.	10.7%	11.5%	(0.8) pts.
Pre-tax margin, excluding special items (C)	15.7%	16.6%	(0.9) pts.	13.1%	12.3%	0.8 pts.

NM Not meaningful

United Airlines Reports Third-Quarter 2016 Performance

UNITED CONTINENTAL HOLDINGS, INC.

NOTES (UNAUDITED)

(A) Select passenger revenue information is as follows (in millions):

	3Q 2016 Passenger Revenue (millions)	Passenger Revenue vs. 3Q 2015	PRASM vs. 3Q 2015	Yield vs. 3Q 2015	Available Seat Miles vs. 3Q 2015
Domestic	$3,582	(0.9%)	(4.9%)	(3.9%)	4.2%

Atlantic	1,619	(9.7%)	(10.7%)	(7.6%)	1.2%
Pacific	1,168	(2.6%)	(4.1%)	(7.5%)	1.6%
Latin America	648	0.3%	(1.3%)	(4.4%)	1.6%

International	3,435	(5.6%)	(6.9%)	(7.2%)	1.4%

Mainline	7,017	(3.3%)	(5.9%)	(5.5%)	2.8%
Regional	1,586	(7.0%)	(3.2%)	(3.9%)	(3.9%)

Consolidated	$8,603	(4.0%)	(5.8%)	(5.7%)	2.0%

United Airlines Reports Third-Quarter 2016 Performance

UNITED CONTINENTAL HOLDINGS, INC.

NOTES (UNAUDITED)

(B) UAL’s results of operations include fuel expense for both mainline and regional operations.

	Three Months Ended September 30,		% Increase/ (Decrease)	Nine Months Ended September 30,		% Increase/ (Decrease)
(In millions, except per gallon)	2016	2015		2016	2015
Mainline fuel expense excluding hedge impacts	$1,319	$1,483	(11.1)	$3,370	$4,527	(25.6)
Hedge losses reported in fuel expense (a)	(24)	(150)	NM	(197)	(429)	NM

Total mainline fuel expense	1,343	1,633	(17.8)	3,567	4,956	(28.0)
Regional fuel expense	260	301	(13.6)	691	948	(27.1)

Consolidated fuel expense	1,603	1,934	(17.1)	4,258	5,904	(27.9)
Cash paid on settled hedges that did not qualify for hedge accounting (b)	—	(100)	NM	(5)	(214)	NM

Fuel expense including all losses from settled hedges	$1,603	$2,034	(21.2)	$4,263	$6,118	(30.3)

Mainline fuel consumption (gallons)	889	862	3.1	2,457	2,432	1.0
Mainline average aircraft fuel price per gallon	$1.51	$1.89	(20.1)	$1.45	$2.04	(28.9)
Mainline average aircraft fuel price per gallon excluding hedge losses recorded in fuel expense	$1.48	$1.72	(14.0)	$1.37	$1.86	(26.3)
Mainline average aircraft fuel price per gallon including cash paid on settled hedges that did not qualify for hedge accounting	$1.51	$2.01	(24.9)	$1.45	$2.13	(31.9)
Regional fuel consumption (gallons)	168	173	(2.9)	485	503	(3.6)
Regional average aircraft fuel price per gallon	$1.55	$1.74	(10.9)	$1.42	$1.88	(24.5)
Consolidated fuel consumption (gallons)	1,057	1,035	2.1	2,942	2,935	0.2
Consolidated average aircraft fuel price per gallon	$1.52	$1.87	(18.7)	$1.45	$2.01	(27.9)
Consolidated average aircraft fuel price per gallon excluding hedge losses recorded in fuel expense	$1.49	$1.72	(13.4)	$1.38	$1.87	(26.2)
Consolidated average aircraft fuel price per gallon including cash paid on settled hedges that did not qualify for hedge accounting	$1.52	$1.97	(22.8)	$1.45	$2.08	(30.3)

(a)	Includes losses from settled hedges that were designated for hedge accounting. UAL allocates 100 percent of hedge accounting gains (losses) to mainline fuel expense.
(b)	Includes ineffectiveness losses on settled hedges and losses on settled hedges that were not designated for hedge accounting. Ineffectiveness gains (losses) and gains (losses) on hedges that do not qualify for hedge accounting are recorded in Nonoperating income (expense): Miscellaneous, net.

United Airlines Reports Third-Quarter 2016 Performance

UNITED CONTINENTAL HOLDINGS, INC.

NOTES (UNAUDITED)

(C) Special items include the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2016	2015	2016	2015
Operating:
Labor agreement costs	$14	$—	$124	$—
Severance and benefit costs	13	28	27	103
Impairment of intangible asset related to Newark Liberty International Airport (Newark) slots	—	—	412	—
Cleveland airport lease restructuring	—	—	74	—
(Gains) losses on sale of assets and other special charges	18	48	32	92

Special charges	45	76	669	195

Nonoperating and income taxes:
Losses on extinguishment of debt and other	—	61	(1)	195
Income tax benefit related to special charges	(16)	—	(241)	—

Total operating and nonoperating special charges, net of income taxes	29	137	427	390
Income tax valuation allowance release (D)	—	(3,218)	—	(3,218)
Mark-to-market (MTM) losses from fuel derivative contracts settling in future periods	—	36	—	28
Prior period gains (losses) on fuel derivative contracts settled in the current period	3	(69)	2	(173)

Total special items, net of income taxes	$32	$(3,114)	$429	$(2,973)

2016 - Special items

Labor agreement costs: The fleet service, passenger service, storekeeper and other employees represented by the Int’l Association of Machinists and Aerospace Workers (IAM) ratified seven new contracts with the company which extended the contracts through 2021. The company also reached a tentative agreement with the Int’l Brotherhood of Teamsters (IBT). During the three and nine months ended September 30, 2016, the company recorded $61 million ($39 million net of taxes) and $171 million ($109 million net of taxes), respectively, of special charges primarily for payments to be made in conjunction with the IAM and IBT agreements described above. Also, as part of the recently ratified contract with the Association of Flight Attendants, the company amended two of its flight attendant postretirement medical plans. The amendments triggered curtailment accounting, resulting in the recognition of a one-time $47 million gain ($30 million net of taxes) for accelerated recognition of a prior service credit.

Severance and benefit costs: During the three and nine months ended September 30, 2016, the company recorded $13 million ($8 million net of taxes) and $27 million ($17 million net of taxes), respectively, of severance and benefit costs related to a voluntary early-out program for the company’s flight attendants and other severance agreements. In 2014, more than 2,500 flight attendants elected to voluntarily separate from the company for a severance payment, with a maximum value of $100,000 per participant, based on years of service, with retirement dates through the end of 2016.

Impairment of intangible asset related to Newark slots: In April 2016, the Federal Aviation Administration (FAA) announced that it will designate Newark as a Level 2 schedule-facilitated airport under the International Air Transport Association Worldwide Slot Guidelines effective October 30, 2016. The designation was associated with an updated demand and capacity analysis of Newark by the FAA. In the second quarter of 2016, the company determined that the FAA’s action impaired the entire value of its Newark slots because the slots will no longer be the mechanism that governs take-off and landing rights. Accordingly, the company recorded a $412 million special charge ($264 million net of taxes) to write off the intangible asset. The Newark slots served as part of the collateral for the term loans under the company’s Credit Agreement and under the Second Amended and Restated Co-Branded Card Marketing Services Agreement with Chase Bank USA, N.A. (the Chase Agreement). The Credit Agreement and the Chase Agreement have been amended to remove the Newark slots as collateral with no replacement collateral required.

Cleveland airport lease restructuring: During the nine months ended September 30, 2016, the City of Cleveland agreed to amend the lease, which runs through 2029, associated with certain excess airport terminal space (principally Terminal D) and related facilities at Hopkins International Airport. The company recorded an accrual for remaining payments under the lease for facilities that the company no longer uses and will continue to incur costs under the lease without economic benefit to the company. This liability was measured and recorded at its fair value when the company ceased its right to use such facilities leased to it pursuant to the lease. The company recorded a net charge of $74 million ($47 million net of taxes) related to the amended lease.

United Airlines Reports Third-Quarter 2016 Performance

(Gains) losses on sale of assets and other special charges: During the three and nine months ended September 30, 2016, the company recorded gains and losses on sale of assets and other special charges of $18 million ($12 million net of taxes) and $32 million ($20 million net of taxes), respectively.

Nonoperating losses on extinguishment of debt and other: During the nine months ended September 30, 2016, the company recorded $8 million ($5 million net of taxes) of losses due to exchange rate changes in Venezuela applicable to funds held in local currency and recorded a $9 million ($6 million net of taxes) gain on the sale of an affiliate.

MTM losses from fuel derivative contracts settling in future periods and prior period gains on fuel derivative contracts settled in the current period: The company uses certain combinations of derivative contracts that are economic hedges but do not qualify for hedge accounting under U.S. generally accepted accounting principles. Additionally, the company may enter into contracts at different times and later combine those contracts into structures designated for hedge accounting. As with derivatives that qualify for hedge accounting, the economic hedges and individual contracts are part of the company’s program to mitigate the adverse financial impact of potential increases in the price of fuel. The company records changes in the fair value of these various contracts that are not designated for hedge accounting to Nonoperating income (expense): Miscellaneous, net in the statements of consolidated operations. During the three and nine months ended September 30, 2016, the company did not record any MTM gains or losses on fuel derivative contracts that will settle in future periods. For fuel derivative contracts that settled in the three and nine months ended September 30, 2016, the company recorded MTM gains of $3 million and $2 million, respectively, in prior periods.

2015 - Special items

Severance and benefit costs: During the three and nine months ended September 30, 2015, the company recorded $28 million and $103 million, respectively, of severance and benefit costs primarily related to a voluntary early-out program for its flight attendants. In 2014, more than 2,500 flight attendants elected to voluntarily separate from the company for a severance payment, with a maximum value of $100,000 per participant, based on years of service, with retirement dates through the end of 2016.

(Gains) losses on sale of assets and other special charges: During the three and nine months ended September 30, 2015, the company recorded $48 million and $92 million, respectively, for integration costs, impairment of assets and other special gains and losses.

Nonoperating loss on extinguishment of debt and other: During the third quarter of 2015, the company recorded $61 million of losses due to exchange rate changes in Venezuela applicable to funds held in local currency. During the nine months ended September 30, 2015, the company recorded a charge of $134 million due to the write-off of the unamortized non-cash debt discount related to the extinguishment of the 6% Notes due 2026 and 6% Notes due 2028. Both of the charges were recorded as part of Nonoperating income (expense): Miscellaneous, net.

MTM losses from fuel derivative contracts settling in future periods and prior period losses on fuel derivative contracts settled in the current period: The company uses certain combinations of derivative contracts that are economic hedges but do not qualify for hedge accounting under U.S. generally accepted accounting principles. Additionally, the company may enter into contracts at different times and later combine those contracts into structures designated for hedge accounting. As with derivatives that qualify for hedge accounting, the economic hedges and individual contracts are part of the company’s program to mitigate the adverse financial impact of potential increases in the price of fuel. The company records changes in the fair value of these various contracts that are not designated for hedge accounting to Nonoperating income (expense): Miscellaneous, net in the statements of consolidated operations. During the three and nine months ended September 30, 2015, the company recorded $36 million and $28 million, respectively, in MTM losses on fuel derivative contracts that will settle in future periods. For fuel derivative contracts that settled in the three and nine months ended September 30, 2015, the company recorded MTM losses of $69 million and $173 million, respectively, in prior periods.

(D)	The company’s effective tax rate for the three and nine months ended September 30, 2016 was 36% which represented a blend of federal, state and foreign taxes and the impact of certain nondeductible items. During 2015, after considering all positive and negative evidence, the company concluded that its deferred income taxes would more likely than not be realized. The company released substantially all of its valuation allowance in the third quarter of 2015, which resulted in a $3.2 billion benefit in its provision for income taxes.

United Airlines Reports Third-Quarter 2016 Performance

UNITED CONTINENTAL HOLDINGS, INC.

STATISTICS

	Three Months Ended September 30,		% Increase/ (Decrease)		Nine Months Ended September 30,		% Increase/ (Decrease)
	2016	2015			2016	2015
Mainline:
Passengers (thousands)	27,501	25,922	6.1		75,417	72,158	4.5
Revenue passenger miles (millions)	51,875	50,653	2.4		140,573	139,172	1.0
Available seat miles (millions)	60,635	59,002	2.8		169,252	166,175	1.9
Cargo ton miles (millions)	714	640	11.6		2,015	1,935	4.1
Passenger load factor:
Mainline	85.6%	85.8%	(0.2	) pts.	83.1%	83.8%	(0.7	) pts.
Domestic	86.8%	87.7%	(0.9	) pts.	85.8%	86.3%	(0.5	) pts.
International	84.3%	84.1%	0.2	pts.	80.4%	81.3%	(0.9	) pts.
Passenger revenue per available seat mile (cents)	11.57	12.29	(5.9)		11.30	12.13	(6.8)
Average yield per revenue passenger mile (cents)	13.53	14.32	(5.5)		13.60	14.48	(6.1)
Aircraft in fleet at end of period	724	717	1.0		724	717	1.0
Average stage length (miles)	1,882	1,960	(4.0)		1,878	1,939	(3.1)
Average daily utilization of each aircraft (hours)	10:59	10:47	1.9		10:25	10:32	(1.1)

Regional:
Passengers (thousands)	11,150	11,542	(3.4)		31,737	33,059	(4.0)
Revenue passenger miles (millions)	6,297	6,507	(3.2)		18,198	18,721	(2.8)
Available seat miles (millions)	7,439	7,743	(3.9)		21,820	22,524	(3.1)
Passenger load factor	84.6%	84.0%	0.6	pts.	83.4%	83.1%	0.3	pts.
Passenger revenue per available seat mile (cents)	21.32	22.03	(3.2)		20.98	21.77	(3.6)
Average yield per revenue passenger mile (cents)	25.19	26.22	(3.9)		25.15	26.19	(4.0)
Aircraft in fleet at end of period	490	527	(7.0)		490	527	(7.0)
Average stage length (miles)	556	555	0.2		565	558	1.3

Consolidated (Mainline and Regional):
Passengers (thousands)	38,651	37,464	3.2		107,154	105,217	1.8
Revenue passenger miles (millions)	58,172	57,160	1.8		158,771	157,893	0.6
Available seat miles (millions)	68,074	66,745	2.0		191,072	188,699	1.3
Passenger load factor	85.5%	85.6%	(0.1	) pts.	83.1%	83.7%	(0.6	) pts.
Passenger revenue per available seat mile (cents)	12.64	13.42	(5.8)		12.40	13.28	(6.6)
Total revenue per available seat mile (cents)	14.56	15.44	(5.7)		14.39	15.28	(5.8)
Average yield per revenue passenger mile (cents)	14.79	15.68	(5.7)		14.92	15.87	(6.0)
Aircraft in fleet at end of period	1,214	1,244	(2.4)		1,214	1,244	(2.4)
Average stage length (miles)	1,493	1,515	(1.5)		1,484	1,497	(0.9)
Average full-time equivalent employees (thousands)	85.1	82.4	3.3		83.6	82.1	1.8

Note: See Part II, Item 6 Selected Financial Data of the company’s annual report on Form 10-K for the year ended December 31, 2015 for the definition of these statistics.

United Airlines Reports Third-Quarter 2016 Performance

UNITED CONTINENTAL HOLDINGS, INC.

NON-GAAP FINANCIAL RECONCILIATION

UAL evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (GAAP) and Non-GAAP financial measures, including operating income (loss) excluding special items, income (loss) before income taxes excluding special items, net income (loss) excluding special items, net earnings (loss) per share excluding special items, and CASM, as adjusted, among others. CASM is a common metric used in the airline industry to measure an airline’s cost structure and efficiency. UAL reports CASM excluding profit sharing, third-party business expenses, fuel, and special charges. Pursuant to SEC Regulation G, UAL has included the following reconciliation of reported Non-GAAP financial measures to comparable financial measures reported on a GAAP basis. UAL believes that adjusting for special charges is useful to investors because special charges are non-recurring charges not indicative of UAL’s ongoing performance. In addition, the company believes that adjusting for MTM gains and losses from fuel derivative contracts settling in future periods and prior period gains and losses on fuel derivative contracts settled in the current period is useful because the adjustments allow investors to better understand the cash impact of settled fuel derivative contracts in a given period. UAL also believes that excluding third-party business expenses, such as maintenance, ground handling and catering services for third parties, fuel sales and non-air mileage redemptions, provides more meaningful disclosure because these expenses are not directly related to UAL’s core business. UAL also believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. UAL excludes profit sharing because this exclusion allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry. UAL also presented diluted earnings per share excluding special items for the third quarter of 2015 adjusted for the impact of tax expense using the effective tax rate from the third quarter of 2016 in order to make the financial measures more comparable. UAL had minimal income tax expense in the third quarter of 2015 that was offset by the release of its deferred tax asset valuation allowance in that period resulting in a net income tax benefit.

United Airlines Reports Third-Quarter 2016 Performance

UNITED CONTINENTAL HOLDINGS, INC.

NON-GAAP FINANCIAL RECONCILIATION (Continued)

	Three Months Ended September 30,		$ Increase/ (Decrease)	% Increase/ (Decrease)	Nine Months Ended September 30,		$ Increase/ (Decrease)	% Increase/ (Decrease)
(in millions)	2016	2015			2016	2015
Operating expenses	$8,289	$8,407	$(118)	(1.4)	$24,171	$24,743	$(572)	(2.3)
Less: Special charges (C)	45	76	(31)	NM	669	195	474	NM

Operating expenses, excluding special charges	8,244	8,331	(87)	(1.0)	23,502	24,548	(1,046)	(4.3)
Less: Third-party business expenses	61	70	(9)	(12.9)	188	205	(17)	(8.3)
Less: Fuel expense	1,603	1,934	(331)	(17.1)	4,258	5,904	(1,646)	(27.9)
Less: Profit sharing, including taxes	204	277	(73)	(26.4)	506	545	(39)	(7.2)

Operating expenses, excluding fuel, profit sharing, special charges and third-party business expenses	$6,376	$6,050	$326	5.4	$18,550	$17,894	$656	3.7

Operating income	$1,624	$1,899	$(275)	(14.5)	$3,333	$4,085	$(752)	(18.4)
Less: Special charges (C)	45	76	(31)	NM	669	195	474	NM

Operating income, excluding special charges	$1,669	$1,975	$(306)	(15.5)	$4,002	$4,280	$(278)	(6.5)

Income before income taxes	$1,510	$1,606	$(96)	(6.0)	$2,935	$3,314	$(379)	(11.4)
Less: special items before income taxes (C)	48	104	(56)	NM	670	245	425	NM

Income before income taxes and excluding special items	$1,558	$1,710	$(152)	(8.9)	$3,605	$3,559	$46	1.3

Net income	$965	$4,816	$(3,851)	(80.0)	$1,866	$6,517	$(4,651)	(71.4)
Less: special items, net of tax (C)	32	(3,114)	3,146	NM	429	(2,973)	3,402	NM

Net income, excluding special items	$997	$1,702	$(705)	(41.4)	$2,295	$3,544	$(1,249)	(35.2)

Less: Income tax adjustment using 3Q 2016 tax rate for 3Q 2015	—	(608)	608	NM

Tax adjusted net income, excluding special items	$997	$1,094	$(97)	(8.9)

Diluted earnings per share	$3.01	$12.82	$(9.81)	(76.5)	$5.57	$17.15	$(11.58)	(67.5)
Add back: special items	0.15	(8.29)	8.44	NM	2.00	(7.83)	9.83	NM
Tax effect related to special items	(0.05)	—	(0.05)	NM	(0.72)	—	(0.72)	NM

Diluted earnings per share, excluding special items	$3.11	$4.53	$(1.42)	(31.3)	$6.85	$9.32	$(2.47)	(26.5)

Less: Income tax adjustment using 3Q 2016 tax rate for 3Q 2015	—	(1.62)	1.62	NM

Tax adjusted diluted earnings per share, excluding special items	$3.11	$2.91	$0.20	6.9

United Airlines Reports Third-Quarter 2016 Performance

UNITED CONTINENTAL HOLDINGS, INC.

NON-GAAP FINANCIAL RECONCILIATION (Continued)

	Three Months Ended September 30,		% Increase/ (Decrease)	Nine Months Ended September 30,		% Increase/ (Decrease)
	2016	2015		2016	2015
CASM Mainline Operations (cents)
Cost per available seat mile (CASM)	11.65	11.97	(2.7)	12.15	12.43	(2.3)
Less: Special charges (C)	0.08	0.13	NM	0.40	0.12	NM

CASM, excluding special charges	11.57	11.84	(2.3)	11.75	12.31	(4.5)
Less: Third-party business expenses	0.10	0.12	(16.7)	0.11	0.12	(8.3)

CASM, excluding special charges and third-party business expenses	11.47	11.72	(2.1)	11.64	12.19	(4.5)
Less: Fuel expense	2.21	2.77	(20.2)	2.11	2.98	(29.2)

CASM, excluding special charges, third-party business expenses and fuel	9.26	8.95	3.5	9.53	9.21	3.5
Less: Profit sharing per available seat mile	0.34	0.47	(27.7)	0.30	0.33	(9.1)

CASM, excluding special charges, third-party business expenses, fuel, and profit sharing	8.92	8.48	5.2	9.23	8.88	3.9

CASM Consolidated Operations (cents)
Cost per available seat mile (CASM)	12.18	12.60	(3.3)	12.65	13.11	(3.5)
Less: Special charges (C)	0.07	0.12	NM	0.35	0.10	NM

CASM, excluding special charges	12.11	12.48	(3.0)	12.30	13.01	(5.5)
Less: Third-party business expenses	0.09	0.10	(10.0)	0.10	0.11	(9.1)

CASM, excluding special charges and third-party business expenses	12.02	12.38	(2.9)	12.20	12.90	(5.4)
Less: Fuel expense	2.35	2.90	(19.0)	2.23	3.13	(28.8)

CASM, excluding special charges, third-party business expenses and fuel	9.67	9.48	2.0	9.97	9.77	2.0
Less: Profit sharing per available seat mile	0.30	0.42	(28.6)	0.26	0.29	(10.3)

CASM, excluding special charges, third-party business expenses, fuel, and profit sharing	9.37	9.06	3.4	9.71	9.48	2.4

United Airlines Reports Third-Quarter 2016 Performance

UNITED CONTINENTAL HOLDINGS, INC.

FINANCIAL METRICS

UAL provides financial metrics, including operating margin, pre-tax margin, earnings before interest, taxes, depreciation and amortization (EBITDA) as well as earnings before interest, taxes, depreciation and amortization, and aircraft rent (EBITDAR), that we believe provides useful supplemental information for management and investors by measuring profit and profit as a percentage of total operating revenues. These financial metrics are adjusted for special charges/items that are non-recurring and that management believes are not indicative of UAL’s ongoing performance.

	Three Months Ended September 30,		% Increase/ (Decrease)		Nine Months Ended September 30,		% Increase/ (Decrease)
	2016	2015			2016	2015
Operating margin	16.4%	18.4%	(2.0	) pts.	12.1%	14.2%	(2.1	) pts.
Operating margin, excluding Special charges (C)	16.8%	19.2%	(2.4	) pts.	14.6%	14.8%	(0.2	) pts.
Net income	$965	$4,816	(80.0)		$1,866	$6,517	(71.4)
Adjusted for:
Depreciation and amortization	503	469	7.2		1,473	1,343	9.7
Interest expense	150	164	(8.5)		466	504	(7.5)
Interest capitalized	(20)	(13)	53.8		(48)	(38)	26.3
Interest income	(14)	(5)	180.0		(31)	(16)	93.8
Income tax expense (benefit) (D)	545	(3,210)	NM		1,069	(3,203)	NM
Special items before income taxes (C)	48	104	NM		670	245	NM

Adjusted EBITDA, excluding special items	$2,177	$2,325	(6.4)		$5,465	$5,352	2.1

Aircraft rent	168	185	(9.2)		521	580	(10.2)

Adjusted EBITDAR, excluding special items	$2,345	$2,510	(6.6)		$5,986	$5,932	0.9

United Airlines Reports Third-Quarter 2016 Performance

UNITED CONTINENTAL HOLDINGS, INC.

CAPITAL EXPENDITURES AND FREE CASH FLOW

UAL believes that adjusting capital expenditures for assets acquired through the issuance of debt, airport construction financing and excluding fully reimbursable projects is useful to investors in order to appropriately reflect the non-reimbursable funds spent on capital expenditures.

	Three Months Ended September 30, 2016	Nine Months Ended September 30, 2016
Capital Expenditures (in millions)
Capital expenditures – GAAP	$689	$2,343
Property and equipment acquired through the issuance of debt	56	115
Airport construction financing	33	68
Fully reimbursable projects	(99)	(257)

Adjusted capital expenditures – Non-GAAP	$679	$2,269

	Three Months Ended September 30, 2016	Nine Months Ended September 30, 2016
Free Cash Flow (in millions)
Net cash provided by operating activities	$1,138	$4,884
Less adjusted capital expenditures – Non-GAAP	679	2,269

Free cash flow - Non-GAAP	$459	$2,615

United Airlines Reports Third-Quarter 2016 Performance

UNITED CONTINENTAL HOLDINGS, INC.

RETURN ON INVESTED CAPITAL (ROIC)

ROIC is a Non-GAAP financial measure that we believe provides useful supplemental information for management and investors by measuring the effectiveness of our operations’ use of invested capital to generate profits.

(in millions)	Twelve Months Ended September 30, 2016
Net Operating Profit After Tax (NOPAT)
Pre-tax income excluding special items (a)	$4,543
NOPAT adjustments (b)	1,037

NOPAT	$5,580

Effective cash tax rate (c)	0.2%
Invested Capital (five-quarter average)
Total assets	$40,746
Invested capital adjustments (d)	12,314

Average Invested Capital	$28,432

Return on Invested Capital	19.6%

Notes:	Twelve Months Ended September 30, 2016
(a) Non-GAAP Financial Reconciliation
Pre-tax income	$3,840
Add: Special items	703

Pre-tax income excluding special items	$4,543

(b)	NOPAT adjustments include: adding back (net of tax shield) interest expense, the interest component of capitalized aircraft rent and net interest on pension.
(c)	Effective cash tax rate is calculated by dividing cash taxes paid by adjusted pre-tax income.
(d)	Invested capital adjustments include: adding back capital aircraft rent (at 7.0X) and deferred income taxes, less advance ticket sales, frequent flyer deferred revenue, tax valuation allowance and other non-interest bearing liabilities.

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